UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02 – Unregistered Sales of Equity Securities.

As previously disclosed in a Form 8-K dated August 29, 2008 filed by Action Products International, Inc. (the “Company”), on August 25, 2008, the Company entered into a Securities Purchase Agreement with Sizer Capital Partners LP (the “Investor”). Pursuant to the Securities Purchase Agreement, the Investor was to acquire, on or before September 22, 2008, 500,000 shares (the “Preferred Shares”) of newly-authorized Series A Preferred Stock (the “Preferred Stock”) for an aggregate purchase price of $500,000.

As a result of recent volatility in the equities and other financial markets, the parties agreed to extend, pursuant to an Omnibus Amendment Agreement, the term to fund the purchase of the Preferred Shares payable by the Investor to the Company as follows:

•	$40,000.00 by September 23, 2008;

•	$190,000.00 by October 3, 2008;

•	$290,000.00 by October 10, 2008; and

•	$500,000.00 by October 31, 2008;

In order to induce the Company to agree to the extension, the Investor paid the Company a fee of $5,000.00. The Company received the first installment of $40,000 on September 23, 2008.

The foregoing descriptions of the Omnibus Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Omnibus Amendment Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company is currently authorized to issue up to 10,000,000 shares of preferred stock, $.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights and redemption rights.

On August 21, 2008, the Company’s Board designated 500,000 shares of Series A Preferred Stock. On September 24, 2008, the Company amended its articles of incorporation by filing with the Florida Secretary of State Articles of Amendment to Articles of Incorporation to designate 500,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the option of the holder into one share of the Company’s common stock, subject to adjustment for stock dividends, subdivisions, reclassifications combinations or similar type events. The Series A Preferred Stock has no preferred dividend or distribution rights and is entitled to share in dividends and distributions on as “as-converted” basis with common stockholders. The Series A Preferred Stock has no voting rights other than as required by law.

The foregoing descriptions of the Articles of Amendment to the Articles of Incorporation and terms of the Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Amendment to the Articles of Incorporation which is filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation dated September 24, 2008

10.1	Omnibus Amendment Agreement dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows
Chief Financial Officer
Date: September 25, 2008

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